                                                                      EXHIBIT 11

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

    EARNINGS (LOSS) PER SHARE AND FULLY DILUTED EARNINGS (LOSS) PER SHARE(A)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                   1995         1994         1993         1992         1991
                                                   ----         ----         ----         ----         ----
PRIMARY EARNINGS (LOSS) PER SHARE
Earnings available for common shares and
 common stock equivalent shares deemed to
 have a dilutive effect:
  Earnings from continuing operations.........  $  135,015   $   51,306   $   87,341   $   87,299   $    5,964
  Provision for cash dividends on preferred
   stock (Series B)...........................        (821)        (821)        (821)        (821)        (821)
                                                ----------   ----------   ----------   ----------   ----------
Net earnings from continuing operations.......     134,194       50,485       86,520       86,478        5,143
Discontinued operations.......................          --     (173,079)      94,962       87,138       57,539
Extraordinary loss............................          --      (30,732)          --           --           --
Cumulative effect of a change in accounting
 principle:
  Continuing operations.......................          --           --     (106,727)          --           --
  Discontinued operations.....................          --           --      (10,390)          --           --
                                                ----------   ----------   ----------   ----------   ----------
Net earnings (loss) available for common
 shares and common stock equivalent shares
 deemed to have a dilutive effect.............  $  134,194   $ (153,326)  $   64,365   $  173,616   $   62,682
                                                ==========   ==========   ==========   ==========   ==========
Primary earnings (loss) per share before
 extraordinary item and cumulative effect of a
 change in accounting principle:
  Continuing operations.......................  $     2.84   $     1.10   $     2.10   $     2.10   $     0.12
  Discontinued operations.....................          --        (3.79)        2.31         2.12         1.33
Extraordinary loss............................          --        (0.67)          --           --           --
Cumulative effect of a change in accounting
 principle:
  Continuing operations.......................          --           --        (2.60)          --           --
  Discontinued operations.....................          --           --        (0.25)          --           --
                                                ----------   ----------   ----------   ----------   ----------
          Total primary.......................  $     2.84   $    (3.36)  $     1.56   $     4.22   $     1.45
                                                ==========   ==========   ==========   ==========   ==========
SHARES USED IN COMPUTATION
Weighted average common shares outstanding
 (net of treasury shares).....................  46,029,979   45,720,585   40,161,652   40,189,888   42,290,454
Common stock equivalents......................   1,157,955      (B)          998,827      985,676    1,132,206
                                                ----------   ----------   ----------   ----------   ----------
Total common shares and common stock
 equivalent shares deemed to have a dilutive
 effect.......................................  47,187,934   45,720,585   41,160,479   41,175,564   43,422,660
                                                ==========   ==========   ==========   ==========   ==========

---------------
NOTES:

(A) Applicable information for fiscal year 1991 has been adjusted for a two-for-one Common stock split which occurred in fiscal year 1992. Additionally, amounts related to fiscal years 1992 and 1991 have been restated to reflect the WAI businesses as discontinued operations in connection with the Distribution discussed in Note B of Notes to Consolidated Financial Statements on page F-8 of this Annual Report on Form 10-K.

(B) The weighted average effect of stock options was anti-dilutive for fiscal year 1994 and, therefore, not considered.

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

    EARNINGS (LOSS) PER SHARE AND FULLY DILUTED EARNINGS (LOSS) PER SHARE(A)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                          1995         1994         1993         1992         1991
                                                          ----         ----         ----         ----         ----
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Earnings available for common shares and common stock
 equivalent shares deemed to have a dilutive effect:
  Earnings from continuing operations................  $  135,015   $   51,306   $   87,341   $   87,299   $    5,964
  Provision for cash dividends on preferred stock
   (Series B)........................................        (821)        (821)        (821)        (821)        (821)
                                                       ----------   ----------   ----------   ----------   ----------
Net earnings from continuing operations..............     134,194       50,485       86,520       86,478        5,143
Discontinued operations..............................          --     (173,079)      94,962       87,138       57,539
Extraordinary loss...................................          --      (30,732)          --           --           --
Cumulative effect of a change in accounting
 principle:
  Continuing operations..............................          --           --     (106,727)          --           --
  Discontinued operations............................          --           --      (10,390)          --           --
                                                       ----------   ----------   ----------   ----------   ----------
Net earnings (loss) available for common shares and
 common stock equivalent shares deemed to have a
 dilutive effect.....................................     134,194     (153,326)      64,365      173,616       62,682
Add: Interest expense on zero coupon convertible
 subordinated notes (net of tax).....................          --           --          (B)       13,083          (B)
                                                       ----------   ----------   ----------   ----------   ----------
          Total......................................  $  134,194   $ (153,326)  $   64,365   $  186,699   $   62,682
                                                       ==========   ==========   ==========   ==========   ==========
Fully diluted earnings (loss) per share before
 extraordinary item and cumulative effect of a
 change in accounting principle:
  Continuing operations..............................  $     2.84   $     1.10   $     2.10   $     2.10   $     0.12
  Discontinued operations............................          --        (3.79)        2.31         1.84         1.33
Extraordinary loss...................................          --        (0.67)          --           --           --
Cumulative effect of a change in accounting
 principle:
  Continuing operations..............................          --           --        (2.60)          --           --
  Discontinued operations............................          --           --        (0.25)          --           --
                                                       ----------   ----------   ----------   ----------   ----------
          Total fully diluted........................  $     2.84   $    (3.36)  $     1.56   $     3.94   $     1.45
                                                       ==========   ==========   ==========   ==========   ==========
SHARES USED IN COMPUTATION
Total common shares and common stock equivalent
 shares deemed to have a dilutive effect.............  47,187,934   45,720,585   41,160,479   41,175,564   43,422,660
Additional potentially dilutive securities
 (equivalent in common stock):
  Stock options......................................      73,964           --           --       24,676       29,676
  Zero coupon convertible subordinated notes.........          --           --          (B)    6,126,000          (B)
                                                       ----------   ----------   ----------   ----------   ----------
          Total......................................  47,261,898   45,720,585   41,160,479   47,326,240   43,452,336
                                                       ==========   ==========   ==========   ==========   ==========
SUMMARY OF CASH DIVIDENDS DECLARED PER SHARE
Preferred -- Series B................................  $     2.00   $     2.00   $     2.00   $     2.00   $     2.00
                           `

---------------
NOTES:
(A) Applicable information for fiscal year 1991 has been adjusted for a two-for-one Common stock split which occurred in fiscal year 1992. Additionally, amounts related to fiscal years 1992 and 1991 have been restated to reflect the WAI businesses as discontinued operations in connection with the Distribution discussed in Note B of Notes to Consolidated Financial Statements on page F-8 of this Annual Report on Form 10-K.

(B) The fully diluted earnings per share calculation for fiscal 1993 and 1991 did not include the assumed conversion of zero coupon convertible subordinated notes issued September 26, 1990, because the effect on shares used in the calculation and the related increase to income for the interest expense adjustment, net of tax, would be anti-dilutive. As discussed in Note F of Notes to Consolidated Financial Statements on page F-13 of this Annual Report on Form 10-K, substantially all of these notes were converted into Common stock and the remainder redeemed for cash in fiscal year 1993.

                                       E-6